                                                         [CELANESE LOGO OMITTED]

CELANESE AMERICAS CORPORATION

Mr. Andreas Pohlmann

                                   Celanese Americas Corp. 1601 West LBJ Freeway
                                                           Dallas, TX 75234-6034

                                                              William A. Stiller
                                                             Phone: 972-443-4045
                                                               Fax: 972-443-4439

                             LETTER OF UNDERSTANDING
                             -----------------------

CONFIDENTIAL

October 27, 2004

Dear Andreas,

The purpose of this Letter of Understanding (also referred to as LOU) is to explain the terms and conditions of your international transfer to Dallas,
Texas, USA, as well as the applicable policies and procedures under the Celanese
International Transfer Policy Guide dated June 1, 2004, hereby referred to as the "Policy". Please refer to the Policy for additional detail regarding international transfers in general.

Your point of origin has been designated as Kronberg, Germany. The transfer effective date is anticipated to be November 1, 2004. Your position and compensation will be determined by your Service Agreement currently in effect or as it may be modified from time to time.

Celanese utilizes various vendors to assist with management of international transfer matters. The current vendor coordinators are:

     o    a Relocation Consultant - EDS Relocation

     o    Tax Consultant - Ernst & Young LLP

As with all of the Company's incentive and benefits plans, the Company expects and intends to continue these programs, but reserves the right to end or amend them, or change eligibility, as appropriate. You should maintain information about these plans in strictest confidence. Neither the Celanese International
Transfer Policy nor the Letter of Understanding constitute a contract of employment, nor should it be construed to create any contractual rights on behalf of the employee or any obligations on behalf of Celanese beyond those explicitly stated herein.

                              COMPENSATION MATTERS
                              --------------------

BASE SALARY
You will remain on home country payroll and will also receive a percentage of your salary via host country payroll.

INCOME TAX
You will he responsible for complying with any and all applicable income tax regulations in the home and host countries as well as any other countries where you are required to pay taxes.

Ernst & Young will prepare your home country tax return, as well as the host country tax return for the period of your employment in the US.

Pursuant to specific provisions contained in this Letter of Understanding,
Celanese will assume responsibility for the incremental tax on transfer-related compensation elements as stipulated. Due to the structure of your transfer, we anticipate that you will benefit from a lower overall tax obligation under prevailing tax legislation in the United States and Germany. However, should a significant change in tax legislation or in judgments or administrative rulings of tax authorities in either jurisdiction create a tax burden that is significantly higher than that intended in this agreement, Celanese will review the terms of this specific arrangement and address any appropriate modifications.

Where in this Letter of Understanding the term net of tax(es) is used, the company bears all of your tax burden attributable to the respective payment.

METHOD OF PAYMENT
Our current expectation is that once you begin this assignment in the US, 70% of your total compensation will be paid in host country currency and deposited into a bank of your choice in accordance with host country payroll guidelines. The remaining 30% portion of your cash compensation will continue to be delivered in home country currency in accordance with home country payroll guidelines. This percentage split in your compensation may be modified as your work practice warrants.

                                     MEDICAL
                                     -------

The US Consulate may require specific medical documentation in order to enter, live and work in the host location. Please coordinate with the Celanese Medical
Programs Coordinator at the Dallas office to ensure that you follow proper protocol.

                                    BENEFITS
                                    --------

MEDICAL BENEFITS
Certain benefits, including medical and dental coverage will be available to you through Aetna Global Benefits. Contributions to these programs will be computed on your base salary only and will not include the expatriate premiums and allowances.

An Aetna Global Benefits Information packet will arrive at your current address in the next few weeks. If you have questions about Aetna Global Benefits, please call Member Services at

+1 800-231-7729 (from within the United States) or at +1 813-775-0190
(international collect call). This service is available 24 hours a day, 365 days a year. Alternatively, you may visit the member website at
http://www.aetna.com/intl/agb/home.htm. Of course, you may also contact Kimmi
Everts in Dallas at 972-443-8056.

Enrollment for Aetna Global Benefits will cover the same dependents, if applicable, as currently enrolled. If you have any questions regarding enrollment, please contact the Celanese Employee Service Center at +1
800-331-2362 (from within the United States) or at +1 770-628-9041, option 9, to speak to a representative.

PENSION
You will continue to participate in the German pension scheme applicable to you as a member of the Board of Management of Celanese AG.

SOCIAL SECURITY/WELFARE PROGRAMS
You will continue to participate in your home country's social security and welfare scheme.

VACATION AND HOLIDAYS
Vacation is based on your home country's vacation policy. During your employment at the host location, US holidays will be observed.

                                  PRE-DEPARTURE
                                  -------------

During your Pre-Transfer Orientation Session with Celanese Global Relocation
Services, we will advise you of who is responsible for coordination and payment of all provisions of the transfer package. Kindly refer to Celanese Global
Relocation Services and the Policy for additional detail regarding any aspect of your transfer.

IMMIGRATION ASSISTANCE
The Company will directly arrange for and cover costs associated with obtaining the appropriate work permits (transferee only), visas, and other documentation required in the host country for you and any accompanying dependents. You must provide Human Resources with a copy of the appropriate immigration documentation before being transferred to host country payroll.

PRE-MOVE VISIT
You and your spouse are entitled to one trip to the host location for up to seven (7) days to locate housing and evaluate local schools for accompanying dependent children. Please refer to the Policy for covered expenses.

LANGUAGE INSTRUCTION, CULTURAL ORIENTATION AND DESTINATION SERVICES
Depending on the host country location and the required mastery of the local language, Celanese will cover pre-agreed, reasonable and actual costs of language training. You are eligible for as many lessons as are needed to effectively communicate at the Business Conversation Level in the host location language. Accompanying dependents are eligible for up to eighty (80) hours instruction per person. You should submit your out-of-pocket costs for this instruction through the EDS expense reporting system for reimbursement.

The Company will also provide up to two (2) days of cultural orientation to help you and any accompanying dependents better understand the fundamental aspects of life in the new host location environment. These services are designed to introduce the local customs and cultures -both personal and business.

In addition, to assist with settling into the new host location, up to two (2)
days of destination services will be provided (for example, assistance with obtaining a drivers license, locating grocery markets, local registrations, school enrollment, etc.).

TEMPORARY LIVING
You are eligible for up to a total of forty-five (45) days of reasonable, pre-approved temporary living expenses and fifteen (15) days of transportation expenses. The maximum benefit described above may be divided between the borne and/or host location in accordance with your personal needs.

                                   RELOCATION
                                   ----------

HOME COUNTRY TRANSPORTATION
Should you elect to dispose of your vehicle(s) prior to your departure, the
Company will reimburse up to USD 2,500 or home country currency equivalent per vehicle (maximum two (2) vehicles) for loss on the sale or lease termination of your vehicle(s). This reimbursement will be made net of taxes.

HOME COUNTRY HOUSING
The company will assist with the cost of upkeep and maintenance of your primary residence in the home location. You will be provided with an allowance in the amount of USD 1,000 per month, net of taxes, or home country currency equivalent.

TRAVEL TO HOST LOCATION
The company will reimburse business class airfare for the transferee and accompanying dependents, as well as specific expenses incurred while traveling to the host location.

HOUSEHOLD GOODS SHIPMENT
The Company will pay to ship your personal effects and household goods up to one
"LDN" size container via air and up to one 40 foot container by sea.

LUMP SUM INCIDENTAL ALLOWANCE
Celanese will pay you a one-time allowance of USD 15,000 or home country currency equivalent, net of taxes, in order to assist with various relocation expenses not specifically covered by the Policy. This allowance will be paid at the time of departure and upon receipt of a signed Letter of Understanding.

                                  WHILE AT-POST
                                  -------------

HOST COUNTRY HOUSING
Celanese will provide home purchase assistance in the host location, including reimbursement of all normal and reasonable closing costs. Please refer to the
Celanese Home Purchase Policy for further details.

In addition, upon transfer, you will receive a host country housing allowance of
USD 3,846.15 per pay period, net of taxes. This allowance will be paid to you via host country payroll during years one (1) through four (4). From year five
(5) onwards, the housing allowance will decrease by 33% of the original housing allowance each successive year through year six (6). By year seven (7), the host country housing allowance will decrease to zero.

Illustration of Host Country Housing Allowance -

                                           Year One             USD 100,000
                                           Year Two             USD 100,000
                                           Year Three           USD 100,000
                                           Year Four            USD 100,000
                                           Year Five            USD 67,000
                                           Year Six             USD 34,000
                                           Year Seven           USD 0

HOST COUNTRY TRANSPORTATION
You are eligible for a leased vehicle in accordance with the terms of your
Service Agreement in either the home country or the host country.

DEPENDENT EDUCATION
The Company will reimburse up to USD 1,500 per child for tutoring of accompanying children, grades pre-Kindergarten through 12, for up to six (6)
months after the transfer date. Costs covered include tuition and books, as appropriate.

HOME LEAVE
You and your accompanying dependents are eligible for three (3) home leaves to the point of origin per each twelve (12) months in the host location. The
Company will reimburse business class airfare for you and your accompanying dependents.

PERMANENT RESIDENCY
The Company will sponsor and assist your application for permanent residency status in the US should you decide to make such an application.

                                  REPATRIATION
                                  ------------

SALE OF RESIDENCE
You will be eligible for assistance on the sale of your US residence in accordance with the attached policy "Home Sale Assistance." Notwithstanding the provisions of this policy regarding reimbursement for loss on sale, the Company will protect you against loss on sale of your US residence within the first five
(5) years following your purchase, subject to the average of two appraisals arranged by the Company specifically for this purpose at the time you purchase this residence. Any loss on sale amount paid to you will be paid net of taxes.

The average of the two appraisals will form the basis for determining the loss on sale amount, if any, at the time you sell the residence. This amount (namely, the average of the two appraisals) may be different from the actual price you paid for the residence at the time of purchase. Notwithstanding limitations on the amount of loss on sale reimbursement that are stipulated in the Home Sale Assistance policy, you will be eligible for reimbursement without limit subject to (1) the lower of the actual purchase price and the above mentioned average appraisal and (2) the compliance of the property otherwise with the Loss on Sale provisions. The Company, through its relocation vendor, will make a determination with regard to this compliance at the time of purchase.

REPATRIATION EXPENSE
If applicable, Celanese will bear the cost of repatriating you and your accompanying dependents back to your home location.

DEATH OF EMPLOYEE
In the event of your death during the course of this assignment in the US, and assuming benefits or allowances under this LOU are otherwise still in effect, your dependents will be eligible to receive continuation of the monthly allowances for home country housing and host country housing for a period of three (3) months following your death. Your dependents would also be entitled to home sale assistance and repatriation benefits provided they elect such assistance and benefits within this three-month transition period.

Further details on the benefits and allowances provided as part of your international transfer are outlined in the Policy and will be discussed during your Pre-Departure Orientation Session with Ernst & Young. Please confirm your acceptance of the terms and conditions of your transfer as specified in the
Celanese International Transfer Policy and this Letter of Understanding by signing the following Acknowledgement. Kindly retain a copy of this document and the aforementioned Policy for your records. In addition, we request that you return the original signed Letter of Understanding to Kimmi Everts at the address listed on the Acknowledgement page.

Sincerely,

/s/ William A. Stiller

William A. Stiller
VP Global Human Resources
Celanese Americas Corporation

cc:      Kimmi Everts
         Katharina Starck
         Kathy Mazewski
         Phyllis Klatsky - EDS Relocation Services Consultant
         Lisa Peck - Ernst & Young Tax Services
         David Weidman

                                                         [CELANESE LOGO OMITTED]

                             LETTER OF UNDERSTANDING
                             -----------------------

ACKNOWLEDGEMENT
---------------

DECLARATION ON PERSONAL DATA PROTECTION
I am aware that compiling, processing and using personal data can only be authorized in accordance with the Celanese Employee Personal Data Privacy Policy and/or host country's Data Protection Act or other legal regulations or with the consent of the person affected. I am further aware that under my employment relationship with Celanese, particularly in the event that I am transferred abroad, personal information required by the Company is compiled, processed and used for such purposes as stated above, it may also be necessary to transfer personal information to foreign authorities. I hereby declare that I expressly agree to this.

I have read, understand, and accept the declaration on personal data protection as described in the Celanese Employee Personal Privacy Policy and as summarized above.

Signature:            /s/ A. Pohlmann                    Date:     27.10.2004
           -------------------------------------               -----------------
                     Andreas Pohlmann

PERSONAL DATA
It is important that I ensure all personal records in connection with your employment at Celanese are up to date at all times. I am aware that is my responsibility to update personal data in accordance with home country guidelines and procedures.

Signature:            /s/ A. Pohlmann                    Date:     27.10.2004
           -------------------------------------               -----------------
                     Andreas Pohlmann

TERMS AND CONDITIONS
In addition, I have read, understand, and accept the conditions of my international transfer as described in the Celanese International Transfer
Policy, my Letter of Understanding and in my Orientation Session with Ernst &
Young.

Signature:           /s/ A. Pohlmann                     Date:     27.10.2004
           -------------------------------------               -----------------
                    Andreas Pohlmann

Please return the original signed LOU to:

Celanese International
Attn: Kimberly M. Everts
Global Relocation Services
1601 West LBJ Freeway
Dallas, Texas 75234
U.S.A.

Celanese reserves its right to interpret the meaning of the Celanese transfer program and to make the final decision in all cases. Celanese may also modify the program at any time without notice.

Neither the Celanese International Transfer Policy nor the Letter of
Understanding constitute a contract of employment.

In addition, should an employee who has relocated under the Celanese relocation program voluntarily terminate employment with Celanese within one year of the relocation, Celanese reserves the right to seek full repayment of all paid or
Celanese-reimbursed relocation costs from the individual.